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                                                                   EXHIBIT 10.15

                      ONE CENTRAL PLAZA LIMITED PARTNERSHIP
                        C/O FRED F. FRENCH INVESTING LLC
                        METRO CENTER - ONE STATION PLACE
                             STAMFORD, CT 06902-3546

                                                    Dated as Of January 21, 1998

Icarus Corporation
One Central Plaza - Suite 602
11300 Rockville Pike
Rockville, Maryland 20852

        Re:    Lease Agreement by and between MACH I RESEARCH ASSOCIATES
               ("MACH I"), one of Landlord's Predecessors-in-interest, and ICARUS CORPORATION ("Tenant") dated as of October 15, 1976, wherein and whereby Mach I leased to Tenant a portion of the sixth (6th) floor in the building at 11300 Rockville Pike, Rockville, Maryland (the "Building"), for a term scheduled to commence on the 1st day of January, 1977, and to end on the 31st day of March, 1982; which lease was modified: (i) by Addendum No. 1 to Lease dated as of October 25, 1976, between Mach I and Tenant; (ii) by Agreement as of August 24, 1979, between Fred F. French of Maryland, as agent ("FFF"), another of Landlord's predecessors-in-interest, and Tenant; (iii) by letter agreement dated as of August 31, 1979 between FFF and Tenant; (iv) by those certain letters of Tenant dated January 23, 1981 and April 30, 1986, wherein and whereby Tenant exercised its rights to extend the term of the lease; (v) by Extension and Additional Space Agreement dated as of January 8, 1990, between One Central Plaza Joint Venture ("OCPJV"), another of Landlord's predecessors-in-interest, and Tenant, as amended by that certain letter agreement dated January 30, 1990 between OCPJV (the "601 Additional Space Agreement"), between OCPJV and Tenant; (vii) by Additional Space Agreement dated as of February 28, 1992 (the "609 Additional Space Agreement") between OCPJV and Tenant;
               (viii) by Additional Space Agreement dated as of January 1, 1994 (the "Storage Area # 11 Additional Space Agreement") between OCPJV and Tenant; (ix) by Additional Space Agreement dated as of May 1, 1995 (the "611 Additional Space Agreement") between Once Central Plaza Limited Partnership ("Landlord") and Tenant; (x) by letter agreement dated as of September 1, 1995 (the "Storage Area # 10 Additional Space Agreement") between Landlord and Tenant; and (xi) by Additional Space Agreement dated as of November 13, 1996 (the Suite 600 Additional Space Agreement:) between Landlord and Tenant; which lease is scheduled to end on March 31, 1998 (which lease as so modified and as same otherwise heretofore may have been modified is hereinafter referred to as the "Lease".

Gentlemen:

        Reference hereby is made to the above-described Lease, the term of which presently is scheduled


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to expire on March 31, 1998. Capitalized terms used but not defined in this agreement, if any, shall have the same meanings as are ascribed to them in the Lease.

        Tenant has requested that Landlord agree to extend the term of the Lease for a period of one (1) month beyond the present expiration date thereof, in order to facilitate the orderly removal by Tenant from the Building, and the relocation by Tenant to new premises, upon the expiration of the term of the Lease.

        This letter will confirm our mutual understanding and agreement that, effective as of January 21, 19__, the term of the Lease, for all of the premises demised thereby (the "Premises"), hereby is extended for a further period of one
(1) month beyond the presently scheduled expiration date of the term (the "Extended Term"), commencing on April 1, 1998 and ending on April 30, 1998 (the "New Expiration Date").

        Tenant's occupancy of the Premises during the Extended Term shall be upon and subject to all of the same terms, covenants, conditions, provisions and agreements contained in the Lease, except that, from and after January 21, 1998, Tenant shall have no right or privilege whatsoever to assign the Tenant's interest in the Lease, or to sublet all or any portion of the Premises, or to make any alterations to the Premises, in each case without the prior written consent of the Landlord, which Landlord may grant or withhold in its sole discretion.

        Tenant hereby acknowledges and agrees that Landlord will perform no work in and will make no improvements to the Premises in connection with Tenant's use and occupancy thereof during the Extended Term, and Tenant accepts the Premises in their condition and state of repair existing on the date hereof. Tenant hereby represents and warrants to Landlord, and covenants with Landlord, that:

(i) Tenant has dealt with no broker in connection with this agreement order than Carey Winston Company and Tenant agrees to indemnify and hold Landlord harmless against and from any loss, damage, cost, expense, obligation or claim incurred by or asserted against Landlord by reason of said representation and warranty being false or misleading;

(ii) Tenant heretofore has not deposited any sums with Landlord as security for the Lease and no further security is being deposited in connection with this agreement;

(iii) neither Tenant nor Landlord is in default under the Lease in any respect and Tenant has no defenses to or offsets against the performance of Tenant's obligations under the Lease, which, as hereby modified, is ratified and confirmed by Tenant;

(iv) Tenant acknowledges that time is of the essence with respect to Landlord's need to obtain possession of the Premises immediately after the New Expiration Date and, accordingly, Tenant agrees that if


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Tenant hold over in possession after the expiration or sooner termination of the
Extended Term of the Lease, such holding over shall not be deemed to extend the Term or renew the Lease, by such holding over thereafter shall continue upon the terms, covenants, conditions, provisions and agreements set forth in the Lease, except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be two (2) times the sum of the fixed rent and the additional rent and other sums which had been due and payable during the last full calendar month of the end of the Extended Term, which total sum Tenant agrees to pay Landlord promptly upon demand, in full, without set-off or deduction. Notwithstanding the provisions of paragraph 26 of the Lease, neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of landlord to reenter and take possession of the Premises in the event of Tenant's holding over, nor shall same be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Premises after the expiration or sooner termination of the Extended Term of the Lease; and

(v) Notwithstanding the provisions of paragraph 14 of the Lease, Tenant agrees that, after the date hereof, Landlord, at all times, shall be entitled to enter the Premises to show the Premises or any part thereof to any parties contemplating subsequent leasing of all or a portion of the Premises or to any prospective purchaser or mortgages of the Building.

        Please confirm Tenant's understanding of and mutual agreement with the foregoing by executing the enclosed four (4) copies of this letter agreement beneath the words "Accepted and Agreed"; and then return all four (4) copies to us. This letter agreement shall not be binding upon Landlord unless and until Landlord shall have executed same, and delivered a fully executed counterpart to Tenant. Upon such mutual execution and delivery, this letter agreement shall be considered and deemed to be, and shall constitute, a binding agreement between us.

                                           Very truly yours,
                                           ONE CENTRAL PLAZA LIMITED PARTNERSHIP

                                       By: /s/ Edwin A. Malloy
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                                           Edwin A. Malloy, General Partner

Accepted And Agreed:
ICARUS CORPORATION

By: /s/ Herbert G. Blecker
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   Herbert G. Blecker, President